Exhibit 10.40

EXECUTION COPY

AMENDED AND RESTATED TERMINATION AGREEMENT

This Amended and Restated Termination Agreement (this “Agreement”) is entered into by and between ACE Bermuda Insurance Ltd. (the “Ceding Company”) and ACE Capital Re International Ltd. (the “Retrocessionaire”), is effective at 12:01 A.M. Eastern Standard Time on January 1, 2002 (the “Termination Effective Date”) and supercedes and replaces in its entirety the Termination Agreement entered into by the Ceding Company and Retrocessionaire.

WITNESSETH:

WHEREAS, the parties have entered into a Retrocessional Memorandum dated November 10, 1999 and designated ACE 1999-002, a copy of which is attached hereto as Exhibit A (the “Retrocessional Memorandum”), which is governed by and subject to the terms and conditions of a Facultative Agreement dated as of January 1, 1998 (the “Facultative Agreement”);

WHEREAS, pursuant to the Retrocessional Memorandum, the Retrocessionaire assumed 100% of (i) the liabilities of the Ceding Company under (A) a Reinsurance Agreement dated as of August 27, 1999 among the Ceding Company, Christian Mutual Life Insurance Company (“Christian Mutual”) and Penn Mutual Life Insurance Company (“Penn Mutual”) and (B) a Coinsurance Agreement dated as of August 27, 1999 among the Ceding Company, Christian Mutual and Penn Mutual (collectively, the “Original Reinsurance Agreements”) net of (ii) the indemnification payments collected by the Ceding Company pursuant to (A) an Indemnification Agreement between the Ceding Company and Christian Mutual dated as of August 27, 1999, (B) a Guaranty and Indemnity Agreement between the Ceding Company and Central United Life Insurance Company (“Central United”) dated as of August 27, 1999 and (C) the Guaranty and Indemnity Agreement between the Ceding Company and Connecticut Reassurance Corporation (“Connecticut Reassurance”) dated as of August 27, 1999 (collectively, the “Indemnity Agreements”); and

WHEREAS, the parties desire to terminate the Retrocessional Memorandum on a cut-off basis as of the Termination Effective Date in accordance with the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, for and in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                    As of the Termination Effective Date, the Retrocessional Memorandum is terminated on a cut-off basis, meaning that (A) the Reinsurer shall have no liability for any amounts paid by the Ceding Company on or after the Termination Effective Date in respect of the Original Reinsurance Agreements to Penn Mutual or the trust account established pursuant to the Reinsurance Agreement (the “Trust Account”), and (B) the Company shall have no liability to make premium payments under the Retrocessional Memorandum in respect of periods commencing on or after the Termination Effective Date.

2.                    The parties agree that the Retrocessionaire shall remain liable for Out of Pocket Expenses (as defined in the Retrocessional Memorandum) incurred by the Ceding Company prior to October 1, 2002 (the “Expense Cut-Off Date”) and the Retrocessionaire shall be released and discharged of liability for any Out of Pocket Expenses incurred by the Ceding Company on and after the Expense Cut-Off Date.

3.                    The parties acknowledge and agree that (A) no amounts have been paid by the Ceding Company in respect of the Original Reinsurance Agreements to Penn Mutual or the Trust Account prior to the Termination Effective Date (except in respect of the initial grant to the Trust Account, as to which the

Termination Agreement
between ACE Bermuda and ACRI

Retrocessionaire has no liability), (B) Out of Pocket Expenses in the amount of $2,805,338 (the “Retrocessionaire Out of Pocket Amount”) were incurred by the Ceding Company prior to the Expense Cut-Off Date, and the Retrocessionaire has reimbursed the Ceding Company for all such Out of Pocket Expenses, and (C) $190,000 in premiums payable under the Retrocessional Memorandum in respect of periods ended prior to the Termination Effective Date remain unpaid.

4.                    The Ceding Company hereby irrevocably and unconditionally releases and discharges the Retrocessionaire from and against all liability or claim of whatsoever nature (whether present, future or contingent) and whether known or unknown, arising out of or in any way in connection with or relating to the Retrocessional Memorandum, and from any demands, claims or liabilities whatsoever relating thereto, it being the intention of the Ceding Company that this Agreement shall operate as a full and final settlement of the Retrocessionaire’s present and future liability to the Ceding Company under or in relation to the Retrocessional Memorandum.

5.                    The Retrocessionaire hereby irrevocably and unconditionally releases and discharges the Ceding Company from and against all liability or claim of whatsoever nature (whether present, future or contingent) and whether known or unknown, arising out of or in any way in connection with or relating to the Retrocessional Memorandum, and from any demands, claims or liabilities whatsoever relating thereto, it being the intention of the Retrocessionaire that this Agreement shall operate as a full and final settlement of the Ceding Company’s present and future liability to the Retrocessionaire under or in relation to the Retrocessional Memorandum.

6.                    Capitalized terms used herein without definition have the respective meanings ascribed thereto in the Retrocessional Memorandum.

7.                    This Agreement may not be modified or amended, or any of its provisions waived, except by an instrument in writing that is signed by the parties hereto.

8.                    Any dispute, controversy or claim arising out of or relating to this Agreement shall be subject to arbitration in accordance with the provisions of the Facultative Agreement.

9.                    This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York, without regard to its conflict of laws doctrine.

10.              This Agreement may be executed and delivered in counterparts each of which, when so executed and delivered, shall constitute an original, and all of such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as of the Termination Effective Date by the following individuals duly authorized to act on behalf of the parties:

ACE Capital Re International Ltd.

By:	/s/ Robbin Conner
	Name:	Robbin Conner
	Title:	Chief Operating Officer
ACE Capital Re International Ltd.

ACE Bermuda Insurance Ltd.

By:	/s/ [ILLEGIBLE]
Name:
Title:

Exhibit A

[Retrocessional Memorandum]

RETROCESSIONAL MEMORANDUM
for a
CESSION OF REINSURED RISK
under the

FACULTATIVE RETROCESSIONAL AGREEMENT
between
ACE BERMUDA INSURANCE LTD.,
AS RETROCEDENT
and
ACE CAPITAL RE LIMITED,
AS RETROCESSIONAIRE

RETROCESSIONAL MEMORANDUM NO.:	ACE 1999-002

TERM:

Coterminous with the Reinsurance Agreements unless the Retrocedent is released from its obligations under the Reinsurance Agreements pursuant to Clause 2.9 thereof in which, event the Term hereof shall terminate as of the date of such release.

ORIGINAL REINSURED:	Penn Mutual Life Insurance Company, a Pennsylvania mutual life insurance corporation

COVERED BUSINESS:

A.                The Reinsurance Agreement entered into between the Retrocedent and Christian Mutual Lift Insurance Company (“Christian Mutual”), a New Hampshire stock life insurance company (the Retrocedent and Christian Mutual as referred to collectively as the “Reinsurers”) and the Original Reinsured dated as of August 27, 1999 wherein the Reinsurers jointly and severally reinsure a 95% quota share of the Original Reinsured’s retained liabilities on a defined block of disability insurance policies (the “Reinsurance Agreement”).  A copy of the Reinsurance Agreement is attached hereto as Exhibit 1.

AND

B.                  The Coinsurance Agreement entered into between the Reinsurer’s and the Original Reinsured dated as of August 27, 1999 wherein the Reinsurers jointly and severally reinsure a 5% quota share of the Original Reinsured’s retained liabilities on the same defined block of disability policies as reinsured under the Reinsurance Agreement (the “Coinsurance Agreement”).  A copy of the Coinsurance Agreement is attached hereto as Exhibit 2.

The Reinsurance Agreement and Coinsurance Agreement are collectively referred to herein as the “Reinsurance Agreements”.

TYPE OF RETROCESSION:	Quota Share.

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QUOTA SHARE PERCENTAGE:	100%.

RETROCESSIONAIRE’S LIABILITY:

The Retrocessionaire shall be liable for the Quota Share Percentage of the Retrocedent’s joint and several liability under the Reinsurance Agreements plus Out-of-Pocket Expenses minus the indemnification payments collected by the Retrocedent pursuant to: (i) the Indemnification Agreement entered into between the Retrocedent and Christian Mutual dated as of August 27, 1999, a copy of which is attached hereto as Exhibit 3 (the “Indemnification Agreement”), and (ii) the Guaranty and Indemnity Agreement entered into between the Retrocedent and Central United Life Insurance Company dated as of August 27, 1999, a copy of which is attached hereto as Exhibit 4, and (iii) the Guaranty and Indemnity Agreement entered into between the Retrocedent and Connecticut Reassurance Corporation dated as of August 27, 1999, a copy of which is attached hereto as Exhibit 5 (the Indemnification Agreement and the Guaranty and Indemnity Agreements described in (i), (ii), and (iii) above are collectively the “Guarantees”).

ADDITIONAL REIMBURSEMENT OBLIGATION:

The Retrocessionaire shell reimburse the Retrocedent, as an advance against payment of losses, for the Quota.  Share Percentage of (i) any amounts deposited by the Retrocedent to the Trust Account to maintain the same at the Required Trust Balance as defined in and required by the Reinsurance Agreement minus (ii) any amounts collected by the Retrocedent under the Gurantees to indemnify the Retrocedent for such payments to the Trust Account.  As used herein the “Trust Account” means the custodial and depository accounts which are established and maintained by the Reinsurers (as grantor), the Original Reinsured (as beneficiary) and Fleet Bank N.A. or any successor (as trustee) pursuant to Trust Agreement, attached hereto as Exhibit 6.

OUT-OF-POCKET EXPENSES:

“Out of Pocket Expenses” means reasonable fees and expenses incurred by the Retrocedent in connection with the performance of its obligations under the Reinsurance Agreements, including, without limitation, (i) reasonable fees and expenses incurred by the Retrocedent in connection with arbitration proceedings (including, without limitation, amounts paid by the Retrocedent pursuant to the decision of an arbitration board), (ii) third party legal expenses incurred by the Retrocedent in connection with the drafting of the Reinsurance Agreements, (iii) expenses incurred by the Retrocedent in enforcing and collecting against the Guarantees, and (iv) expenses incurred by the Retrocedent (or its designee) if Christian Mutual defaults under the Indemnification Agreement end the Retrocedent exercises a change notice such that it becomes the sole Reinsurer under the Reinsurance Agreements, the sole grantor under the Trust Agreement, and the administrator under the Administrative Agreement attached hereto as Exhibit 7.

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LOSS ADJUSTMENT EXPENSES:	Inapplicable.

PREMIUM:	The Quota Share Percentage of the Premium (as defined in the Indemnification Agreement), The Premium shall be paid to the Retrocessionaire within 10 days following receipt by the Retrocedent.

CEDING COMMISSION:	Nil.

TAXES:	Nil.

REPORTS:

The Retrocedent shall forward to the Retrocessionaire all reports provided to the Retrocedent under the Reinsurance Agreements, Trust Agreement, and Guarantees within ten business days of receipt thereof.

GENERAL CONDITIONS:

Except as provided herein and in the Facultative Retrocession Agreement of which this Retrocessional Memorandum forms a part, the cession evidenced by this Retrocessional Memorandum shall incorporate and follow all the terms and conditions of the Reinsurance Agreements.

The cession evidenced by this Retrocessional Memorandum shall be subject to all the terms and conditions contained in the Facultative Retrocessional Agreement dated as of January 1, 1998 between the parties, which the undersigned hereby acknowledge as being an agreement between arid binding upon the undersigned.

SUBMITTED BY:		ACCEPTED BY:

ACE BERMUDA INSURANCE LTD.		ACE CAPITAL RE LIMITED

BY:	/s/ Andrew M. Gibbs	BY:	/s/ [ILLEGIBLE]

NAME:	ANDREW M. GIBBS	NAME:	[ILLEGIBLE]

TITLE:	CFO.	TITLE:

DATE:	Nov 10, 99	DATE:	Nov 11/1999

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